Exhibit 5

Tornier N.V. Fred. Roeskestraat 123 1076 EE Amsterdam THE NETHERLANDS	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 1 March 2011

Tornier N.V. — Registration Statement on Form S-8

Ladies and Gentlemen,

(1)                                 We have acted as legal counsel to Tornier N.V. (the “Company”), with respect to matters of Netherlands law, in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-8, dated the date hereof (the “Registration Statement”) with the United States Securities and Exchange Commission.  The Registration Statement relates to the registration of up to an aggregate of 5,000,000 ordinary shares of the Company (par value EUR 0.03) that may be issued under the Tornier N.V. Amended and Restated Stock Option Plan (the “Option Plan”) and the Tornier N.V. 2010 Incentive Plan (the “Incentive Plan”), and 333,333 ordinary shares of the Company (par value EUR 0.03) that may be issued under the Tornier N.V. 2010 Employee Stock Purchase Plan (the “Shares”, and each a “Share”) (the “Stock Purchase Plan”, and together with the Option Plan and the Incentive Plan, the “Plans”).

(2)                                 For the purpose of this opinion, we have examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)                                           the Registration Statement;

(b)                                          the Plans;

(c)                                           an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”);

(d)                                          the deed of incorporation of the Company dated June 23, 2006 and its articles of association (statuten) as amended on February 8 2011, which according to the Extract referred to above are the articles of association of the Company as currently in force;

(e)                                           the minutes of the general meeting of shareholders of the Company held on August 26, 2010 inter alia, (i) approving the Incentive Plan by the Company and (ii) designating the management board of the Company (the “Board of

Directors”) as the authorised body to issue the Shares under the Plans and to exclude the statutory pre-emptive rights (voorkeursrechten) in respect thereof (the “Designation”);

(f)                                             the minutes of meeting of the Board of Directors held on August 26, 2010;

(g)                                          the minutes of meeting of the Board of Directors held on October 28, 2010 inter alia, resolving to amend the Option Plan and Stock Purchase Plan; and

(h)                                          a written resolution of the shareholders of the Company dated October 28, 2010 inter alia, approving the Stock Purchase Plan by the Company,

and such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

The resolutions and minutes listed under 2(e) up to 2(h) inclusive are together hereinafter referred to as “Resolutions”), the Resolutions and the Plans, together, referred to as the “Documents”.

References to the Civil Code, the Bankruptcy Act, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.

(3)                                 In rendering this opinion we have assumed:

(a)                                           the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

(b)                                          that the Plans constitute and will constitute legal, valid and binding obligations of the participants in the Plans and the Company, respectively, and are enforceable in accordance with their respective terms under all applicable laws;

(c)                                           that (a) the Designation, as renewed from time to time, will be in full force and effect (i) as at the date of granting of any rights to acquire the Shares under any of the Plans or, as the case may be, (ii) as at the date of issuance of any Shares under any of the Plans, and (b) any rights to acquire shares under the Option Plan have been validly granted;

(d)                                          that any Shares will be issued, offered, sold, delivered, duly accepted and paid by the subscribers thereof, to persons legally entitled to purchase Shares (a) as contemplated and in accordance with the relevant Plan and the Registration Statement, (b) in accordance with any applicable law (including, without limitation, the laws of The Netherlands), (c) in accordance with the articles of association of the Company as in force at the date of issuance of such Shares and (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance) and upon issue of each Share at least a consideration (in cash or in kind) will be paid to the Company on such Share with a value equal to the nominal amount thereof and any premium agreed upon;

(e)                                           that the Company has not been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor has ceased to exist due to merger (fusie) or demerger (splitsing); although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue;

(f)                                             that each time a Share is issued, the authorised share capital (maatschappelijk kapitaal) of the Company is such that such Share can be validly issued;

(g)                                          that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Company; and

(h)                                          that any issuance of Shares will not require the Company to publish a prospectus or equivalent document under the provisions of chapter 5.1 of the Financial Supervision Act, as amended.

(4)                                 This opinion is limited to matters of the laws of the Netherlands in effect on the date of this opinion.

(5)                                 Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, we are as at the date hereof of the following opinion:

(a)                                           the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap); and

(b)                                          the Shares, when duly issued and paid for in accordance with the applicable Plan will be duly authorized and validly issued by the Company and will be fully paid and non-assessable.

(6)                                 This opinion is subject to the following qualifications:

(a)                                           we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Documents save in so far as the matters represented are the subject matter of specific opinions set forth above;

(b)                                          the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency,

moratorium, reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)                                           the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands will always be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening); and

(d)                                          the term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.

(7)                                 This opinion and any issue arising under this opinion will be governed by the laws of the Netherlands.

(8)                                 We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for the sole purpose of the registration of the Shares with the United States Securities and Exchange Commission. We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. However, it may not be otherwise disclosed or quoted to any person other than to your legal advisers or relied upon by any person or be used for any other purpose, without our prior written consent in each instance.

Yours faithfully,

Stibbe N.V.

/s/ Derk Lemstra	/s/ Marius Josephus Jitta
Derk Lemstra	Marius Josephus Jitta